UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2024

HERITAGE DISTILLING HOLDING COMPANY INC.

(Exact name of registrant as specified in charter)

Delaware	001-42411	83-4558219
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

9668 Bujacich Road Gig Harbor, Washington	98332
(Address of Principal Executive Offices)	(zip code)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CASK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On November 25, 2024 (the “Closing Date”), Heritage Distilling Holding Company Inc., a Delaware corporation (the “Company”), completed its initial public offering (the “Offering”) of its common stock, par value $0.0001 per share (the “Common Stock”), and sold an aggregate of 1,687,500 shares of Common Stock at an initial public offering price of $4.00 per share pursuant to that certain Underwriting Agreement, dated as of November 21, 2024 (the “Underwriting Agreement”), between the Company and Newbridge Securities Corporation, as representative (the “Representative”) of the several underwriters named in the Underwriting Agreement. In addition, pursuant to the Underwriting Agreement, the Company granted the Representative a 30-day option to purchase up to 253,125 additional shares of Common Stock to cover over-allotments in connection with the Offering.

The Common Stock was offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File No. 333-279382), originally filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 13, 2024, as amended, which became effective on November 12, 2024. The Company received gross proceeds of approximately $6.75 million from the Offering, before deducting underwriting discounts and commissions of eight percent (8%) of the gross proceeds and Offering expenses. The Company issued a press release announcing the closing of the Offering, which has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the Offering, the Common Stock began trading on The Nasdaq Capital Market on November 22, 2024 under the symbol “CASK.”

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the underwriters for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. Pursuant to the Underwriting Agreement, the Company’s executive officers and directors entered into lock-up agreements in substantially the form included as an exhibit to the Underwriting Agreement, providing for a six-month “lock-up” period with respect to sales of Common Stock, subject to certain exceptions. The Company also agreed, subject to certain exceptions, that the Company will not issue or enter into any agreement to issue Common Stock for a period of six months without the prior consent of the Representative.

Pursuant to the Underwriting Agreement, the Company also agreed to issue to the Representative warrants (the “Representative’s Warrants”) to purchase up to a total of 84,375 shares of Common Stock (5% of the shares of Common Stock sold in the Offering). The Representative’s Warrants are exercisable at $4.00 per share of Common Stock and have a term of five years from the date of commencement of sales in the Offering. The Representative’s Warrants are subject to a lock-up for 180 days from the commencement of sales in the Offering, including a mandatory lock-up period in accordance with FINRA Rule 5110(e), and will be non-exercisable for six (6) months after November 21, 2024. A copy of the form of the Representative’s Warrant has been filed as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The foregoing description of the Underwriting Agreement is subject to, and is qualified in its entirety by, the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public to obtain factual information about the current state of affairs of the Company.

The final prospectus relating to the Offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus relating to the offering may be obtained from the above-mentioned SEC website or from Newbridge Securities Corporation, Attn: Equity Syndicate Department, 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432, by email at syndicate@newbridgesecurities.com or by telephone at (877) 447-9625.

On the Closing Date, the Company also sold common warrants (the “Common Warrants”) to purchase an aggregate of up to 382,205 additional shares of Common Stock in a concurrent private placement (the “Private Placement”) to certain existing security holders. The Common Warrants have an exercise price equal to $0.01 per share and were sold for a price per Common Warrant equal to $3.99, the price per share at which the Common Stock was sold in the Offering less $0.01. The sale of the Common Warrants was not registered under the Securities Act and as such, the shares of Common Stock issuable upon exercise of the Common Warrants may not be offered or sold absent registration or an applicable exemption from registration. The form of the Common Warrants has been filed as Exhibit 4.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

The gross proceeds to the Company from the initial public offering and the concurrent private placement, before deducting underwriting discounts and commissions and offering and private placement expenses payable by Company, were approximately $8.250 million, excluding any exercise of the underwriters’ option to purchase additional shares of Common Stock. The Company currently intends to use the net proceeds from the initial public offering and the concurrent private placement of approximately $7.363 million for the payment of outstanding indebtedness and payables, working capital and other general corporate purposes, including the purchase of raw goods and materials, equipment purchases and modifications, marketing and sales, general operating expenses, and the hiring of additional personnel.

The foregoing summary of the terms of the Underwriting Agreement, the Representative’s Warrant and the Common Warrants are subject to, and qualified in their entirety by reference to, copies of the Underwriting Agreement, the Representative’s Warrant and the Common Warrants that are filed as exhibits to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement of the Common Warrants is incorporated by reference into this Item 3.02 in its entirety. Based in part upon the representations of the purchasers of the Common Warrants in the subscription agreements for the Common Warrants, the offering and sale of the Common Warrants were exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder. The sales of the Common Warrants, and the shares of Common Stock issuable upon exercise thereof, by the Company in the Private Placement were not registered under the Securities Act or any state securities laws, and neither the Common Warrants nor the shares of Common Stock issuable upon exercise thereof may be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of such securities did not involve a public offering and was made without general solicitation or general advertising. In its subscription agreement for the Common Warrants, each purchaser of Common Warrants represented that it is an accredited investor, as such term is defined in Rule 501 under the Securities Act.

The Company received gross proceeds of approximately $1.525 million, before deducting placement agent fees of eight percent (8%) of the gross proceeds payable to Newbridge Securities Corporation, as placement agent, and expenses of the Private Placement of approximately $5,000.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, in connection with the closing of the Offering, each of Troy Alstead and Andrew Varga joined the Board of Directors of the Company. Messrs. Alstead and Varga will serve on the Board until the next annual meeting of stockholders of the Company at which directors are elected, at which time each is expected to stand for re-election. Biographical information regarding Messrs. Alstead and Varga is set forth below:

Troy Alstead, age 61, has since 2017 been the founder and proprietor of Ocean5 and Table 47, concepts opened in 2017 for dining, entertainment and events. In February 2016, Mr. Alstead retired from Starbucks Corporation (Nasdaq: SBUX), an American coffee company and coffeehouse chain, after 24 years with the company, having most recently served as Chief Operating Officer. Mr. Alstead served as Chief Operating Officer beginning in 2014. From 2008 to 2014, Mr. Alstead served as that company’s Chief Financial Officer and Chief Administrative Officer. Additionally, Mr. Alstead served as Group President from 2013 until his promotion to Chief Operating Officer. Mr. Alstead joined Starbucks in 1992 and over the years served in several operational, general management, and finance roles. Mr. Alstead spent a decade in Starbucks’ international business, including roles as Senior Leader of Starbucks International, President Europe/Middle East/Africa headquartered in Amsterdam, and Chief Operating Officer of Starbucks Greater China, headquartered in Shanghai. Mr. Alstead is also a member of the board of directors of Levi Strauss & Co. (NYSE: LEVI), Harley-Davidson, Inc. (NYSE: HOG), Array Technologies Inc. (Nasdaq: ARRY), OYO Global and RASA Indian Grill. Mr. Alstead earned a B.A. in business administration from the University of Washington.

Andrew Varga, age 58, has served as a consultant to the Company since April 2023. Since June 2015, Mr. Varga has been the founder and principal of AV Train Consulting, a strategy and marketing consulting firm primarily serving the pizza, wine and bourbon industries. From July 2013 to February 2015, Mr. Varga was the President of Zimmerman Advertising, an advertising firm. From September 2009 to July 2013, Mr. Varga served as Senior Vice President and Chief Marketing Officer of Papa John’s International, Inc. (Nasdaq: PZZA). From January 1988 to September 2009, Mr. Varga held various executive positions with Brown-Forman Corporation (NYSE: BF-A; BF-B), a company engaged in the production and distribution of alcoholic beverages, including Jack Daniel’s Tennessee Whiskey and its associated brand extensions, Woodford Reserve and Old Forester. Mr. Varga was responsible for the company’s Wines and Spirits portfolio in the North American Region, Mr. Varga was Senior Vice President/Managing Director, Wines Marketing, with global responsibility for the wine portfolio, Vice President/Director of Corporate Strategy, leading Brown-Forman’s strategic planning process and reporting to the company’s Chairman and Chief Executive Officer, and various positions of increasing responsibility for Brown-Forman, including Brand Director for Korbel Champagne. While at Brown-Forman, he helped launch the Woodford Reserve and Old Forester brands. Mr. Varga received a BBA degree from the University of Kentucky and an M.B.A. degree from Queens College.

There are no arrangements or understandings between either Mr. Alstead or Mr. Varga and any other person or persons pursuant to which Mr. Alstead or Mr. Varga was selected as a director of the Company. There are no current or proposed transactions in which Mr. Alstead or Mr. Varga, or any member of the immediate family of Mr. Alstead or Mr. Varga, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities Exchange Commission.

On the Closing Date, in connection with the closing of the Offering, Michael Carrosino, the Executive Vice President of Finance and Acting Chief Financial Officer of the Company, was appointed the Chief Financial Officer of the Company. Biographical information regarding Mr. Carrosino is set forth below:

Michael Carrosino, age 63, has served as Executive Vice President of Finance and Acting Chief Financial Officer of the Company since June 2023. Mr. Carrosino is a veteran Finance and Operations executive with over 40 years of experience across multiple public and private industries. Mr. Carrosino’s functional experience is broad in the areas of Accounting, FP&A, Human Resources, and Operations and includes multiple acquisitions and divestitures, fundraisings, restructurings and other strategic events. Since January 2017, Mr. Carrosino held several independent fractional/interim chief financial officer consulting roles through CFO Selections, a provider of fractional chief financial officer and controller services, and related recruiting and placement. While with CFO Selections, Mr. Carrosino provided fractional chief financial officer services for several companies in various industries, including: Foss Maritime (marine services); The Space Needle (tourism and hospitality); Oberto Brands (consumer meat snacks); and, Concure Oncology (cancer treatment). From October 1999 to January 2017, Mr. Carrosino held several senior-level/chief financial officer positions, including: CFO & Co-Founder of Tatoosh Distillery (June 2010 to July 2014); CFO of SASH Senior Home Sale Services (real estate services) (November 2011 to January 2014); VP Finance/CFO of Maxwell IT (outsourced IT/EMR IT services) (January 2005 to October 2008); VP Finance/CFO of Hyperion Innovations/ColdHeat (innovative consumer products) (June 2006 to October 2008); CFO & Treasurer of Pacific Biometrics OTC: PBME.OB (lab services) (June 2003 to October 2004); VP Finance/CFO of Inologic, Inc. (start-up biotechnology) (May 2002 to June 2003); CFO & Co-Founder of Vrtise (VPN B2C Information Distribution Network) (January 2001 to June 2003); VP Finance of Classmates.com (online directory) (April 2000 to December 2000); CFO of VacationSpot (vacation rental website) (October 1999 to April 2000 sale to Expedia); VP Finance of Advanced Research Systems (EMR software developer) (January 1999 to September 1999); and, Acting CFO for America Online’s Sprynet division (February 1998 acquisition from CompuServe to December 1998 sale to MindSpring). Mr. Carrosino’s prior experience includes tenures with Cell Therapeutics, Inc. from 1993 to 1997 where he managed the SEC Form 10 Registration, IPO, and subsequent SEC filings; Esterline Technologies from 1988 to 1993 where his responsibilities included all SEC filings; and, Arthur Andersen from 1981 to 1987. Mr. Carrosino has also served on a number of non-profits Boards, including Treasurer and Director of Festa Italiana (since 1989); Treasurer and Board Member of Whim W’him Dance Company (2009 to 2012); and Trustee of Seattle Yacht Club (2019 to 2022). Mr. Carrosino is a CPA-inactive (State of WA). He received a B.A. degree in Humanities in 1980 and a B.A. degree in Business Administration — Accounting in 1981 from Seattle University.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 25, 2024, the Company filed a Second Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, a copy of which is filed as Exhibit 3.1 to this Current Report. In addition, in connection with the closing of the Offering, the Company’s Bylaws were amended and restated in their entirety as approved by the Company’s board of directors in connection with its approval of the certain matters relating to the Offering. A copy of the Company’s Amended and Restated Bylaws is filed as Exhibit 3.2 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 21, 2024 by and between Heritage Distilling Holding Company Inc. and Newbridge Securities Corporation, as representative of the underwriters named therein

3.1	Second Amended and Restated Certificate of Incorporation of Heritage Distilling Holding Company Inc.

3.2	Amended and Restated Bylaws of Heritage Distilling Holding Company Inc.

4.1	Form of Representative’s Warrant

4.2	Form of Common Warrant

99.1	Press Release dated November 26, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2024	HERITAGE DISTILLING HOLDING COMPANY INC.

	By:	/s/ Justin Stiefel
Justin Stiefel
Chief Executive Officer